Exhibit 99.1

Exterran Corporation Announces Second Quarter 2018 Results

Strong Quarterly Results Highlighted by Record Quarterly Product Bookings and
Key Contract Operations Wins in Latin America & MEA Regions

HOUSTON, August 6, 2018 - Exterran Corporation (NYSE: EXTN) (“Exterran” or the “Company”) today reported second quarter financial results.

Andrew Way, Exterran’s President and Chief Executive Officer commented, “We are extremely pleased with the strong results announced for the second quarter. We delivered these results while continuing to focus on our long-term value creation strategy.

“Record product bookings of $440 million provides the basis for continued strong results. In addition, the booking of contract operations awards for a key customer in Latin America and the previously announced award for a contract in the MEA region are significant steps in converting the project pipeline we have discussed in prior quarters. We booked more than $250 million in Contract Operations projects in the first half of the year. Finally, we are seeing continued traction on AMS with key parts and service contract wins globally.”

Net loss from continuing operations was $1.5 million, or $0.04 per share, on revenue of $343.5 million for the second quarter of 2018. This compares to net income from continuing operations of $3.9 million, or $0.11 per share, on revenue of $350.4 million for the first quarter of 2018 and net income from continuing operations of $3.2 million, or $0.09 per share, on revenue of $317.7 million for the second quarter of 2017. EBITDA, as adjusted, was $51.2 million for the second quarter of 2018, as compared to $50.7 million for the first quarter of 2018 and $43.3 million for the second quarter of 2017. Income before taxes was $8.2 million as compared to $9.4 million for the first quarter of 2018 and $2.5 million a year ago. The loss from continuing operations was driven by the higher provision for income taxes resulting from the geographic mix of profits and the impact from foreign currency exchange rate changes on taxable income in Latin America.

Selling, general and administrative expenses were $44.4 million in the second quarter of 2018, as compared with $44.2 million in the first quarter of 2018 and $44.6 million in the second quarter of 2017.

Contract Operations Segment
Contract operations revenue in the second quarter of 2018 was $91.5 million, a 5% decrease from first quarter of 2018 revenue of $96.5 million and a 4% decrease from second quarter of 2017 revenue of $95.3 million.

Contract operations gross margin in the second quarter of 2018 was $59.1 million, as compared to gross margin of $61.1 million in the first quarter of 2018 and $60.7 million in the second quarter of 2017. Gross margin percentage in the second quarter of 2018 was 65%, as compared with 63% in the first quarter of 2018 and 64% in the second quarter of 2017.

The sequential revenue decrease was primarily due to exchange rate impact on sales in Argentina and Brazil and the quarter over quarter change in contract recoveries.

The announced Latin America contract is an 8-year contract to build, own and operate a compression station for a major operator and is valued at more than $150 million. This award strengthens the company’s presence in Latin America and is a testament to the capability of the company in deploying fast track projects with a combination of local and global expertise. The project will go through the design and construction phase and is expected to be operational in the latter part of 2019. The capital investment required for this project is included in the Company’s previously provided capital expenditure guidance.

Aftermarket Services Segment
Aftermarket services revenue in the second quarter of 2018 was $32.3 million, a 22% increase from first quarter of 2018 revenue of $26.4 million and a 33% increase from second quarter of 2017 revenue of $24.2 million.

Aftermarket services gross margin in the second quarter of 2018 was $8.6 million, a 15% increase from the first quarter of 2018 gross margin of $7.5 million and a 23% increase from the second quarter of 2017 gross margin of $7.0 million. Gross margin percentage in the second quarter of 2018 was 27%, as compared with 28% in the first quarter of 2018 and 29% in the second quarter of 2017.

The sequential increase in aftermarket service revenue and gross margin were driven primarily by an increase in part sales and commissioning services in the Latin America region and an increase in part sales in the Middle East and Africa region. The reduction in the gross margin percentage was driven by mix.

Product Sales Segment
Product sales revenue in the second quarter of 2018 was $219.7 million, a 3% decrease from first quarter of 2018 revenue of $227.5 million, and an 11% increase from second quarter of 2017 revenue of $198.1 million.

Product sales gross margin in the second quarter of 2018 was $28.0 million, a 3% increase from first quarter of 2018 gross margin of $27.2 million and a 39% increase as compared to the second quarter of 2017 gross margin of $20.1 million. Gross margin percentage in the second quarter of 2018 was 13%, as compared with 12% in the first quarter of 2018 and 10% in the second quarter of 2017.

The sequential decrease in revenue was primarily due to the timing of orders received during the quarter which shifted revenue to the third quarter. The gross margin improvement primarily results from a continued strong focus on productivity.

Product sales backlog was $634.9 million at June 30, 2018, as compared to $426.9 million at March 31, 2018 and $506.5 million at June 30, 2017. Product sales bookings for the second quarter of 2018 were $439.7 million, resulting in a book-to-bill ratio of 200%. This compares to bookings of $193.4 million for the first quarter of 2018 and bookings of $280.1 million for the second quarter of 2017.

As previously announced, the Company had entered into an agreement for the sale of its North America production equipment manufacturing assets, including equipment and facilities, and associated inventory. The sale was completed at the end of June. This resulted in a reduction of backlog of $12 million.

Conference Call Information
The Company will host a conference call at 9:00 a.m. Central Time on Tuesday, August 7, 2018. The call can be accessed from the Company’s website at www.exterran.com or by telephone at 877-524-8416. For those who cannot listen to the live call, a telephonic replay will be available through Tuesday, August 14, 2018 and may be accessed by calling 877-660-6853 and using the pass code 13682114.

About Exterran Corporation
Exterran Corporation (NYSE: EXTN) is a global systems and process company offering solutions in the oil, gas, water and power markets. We are a leader in natural gas processing and treatment and compression products and services, providing critical midstream infrastructure solutions to customers throughout the world. Exterran Corporation is headquartered in Houston, Texas and operates in approximately 30 countries.

For more information, contact:
Blake Hancock, Vice President of Investor Relations, at 281-854-3043
Or visit www.exterran.com

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Non-GAAP and Other Financial Information
Gross Margin is defined as revenue less cost of sales (excluding depreciation and amortization expense). Gross margin percentage is defined as gross margin divided by revenue. The Company evaluates the performance of its segments based on gross margin for each segment.

EBITDA, as adjusted, a non-GAAP measure, is defined as net income (loss) excluding income (loss) from discontinued operations (net of tax), cumulative effect of accounting changes (net of tax), income taxes, interest expense (including debt extinguishment costs), depreciation and amortization expense, impairment charges, restructuring and other charges, non-cash gains or losses from foreign currency exchange rate changes recorded on intercompany obligations, expensed acquisition costs and other items. EBITDA, as adjusted, excludes the benefit of the two previously announced sales of our Venezuelan assets.

Adjusted net income (loss) from continuing operations and diluted adjusted net income (loss) from continuing operations per common share, non-GAAP measures, are defined as net income (loss) and earnings per share, excluding the impact of income (loss) from discontinued operations (net of tax), cumulative effect of accounting changes (net of tax), impairment charges (net of tax), restructuring and other charges (net of tax), the benefit of the previously announced sale of our joint ventures’ Venezuelan assets, the effect of income tax adjustments that are outside of the Company’s anticipated effective tax rates and other items.

See tables below for additional information concerning non-GAAP financial information, including a reconciliation of the non-GAAP financial information presented in this press release to the most directly comparable financial information presented in accordance with GAAP. Non-GAAP financial information supplements should be read together with, and are not an alternative or substitute for, the Company’s financial results reported in accordance with GAAP. Because non-GAAP financial information is not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

Forward-Looking Statements
All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These statements may include words such as “guidance,” “anticipate,” “estimate,” “expect,” “forecast,” “project,” “plan,” “intend,” “believe,” “confident,” “may,” “should,” “can have,” “likely,” “future” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Examples of forward-looking information in this release include, but are not limited to: Exterran’s financial and operational strategies and ability to successfully effect those strategies; Exterran’s expectations regarding future economic and market conditions; Exterran’s financial and operational outlook and ability to fulfill that outlook; demand for Exterran’s products and services and growth opportunities for those products and services; and statements regarding industry activity levels and infrastructure build-out opportunities.

These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside Exterran’s control, which could cause actual results to differ materially from such statements. As a result, any such forward-looking statements are not guarantees of future performance or results. While Exterran believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are: local, regional, national and international economic conditions and the impact they may have on Exterran and its customers; Exterran’s reduced profit margins or loss of market share resulting from competition or the introduction of competing technologies by other companies; Exterran’s ability to secure new oil and gas product sales customers; conditions in the oil and gas industry, including a sustained imbalance in the level of supply or demand for oil or natural gas or a sustained low price of oil or natural gas; Exterran’s ability to timely and cost-effectively execute projects; Exterran enhancing its asset utilization, particularly with respect to its fleet of compressors; Exterran’s ability to integrate acquired businesses; employment and workforce factors, including the ability to hire, train and retain key employees; Exterran’s ability to accurately estimate costs and time required under Exterran’s fixed price contracts; liability related to the use of Exterran’s products and services; changes in political or economic conditions in key operating markets, including international markets; changes in current exchange rates, including the risk of currency devaluations by foreign governments, and restrictions on currency repatriation; risks associated with Exterran’s operations, such as equipment defects, equipment malfunctions and natural disasters; risks associated with cyber-based attacks or network security breaches; any non-performance by third parties of their contractual obligations, including the financial condition of our customers; changes in safety, health, environmental and other regulations; the results of governmental actions relating to Exterran’s pending Securities and Exchange Commission investigation; and Exterran’s indebtedness and its ability to fund its operations, capital commitments and other contractual cash obligations, including our debt obligations.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Exterran’s Annual Report on Form 10-K for the year ended December 31, 2017, and other filings with the Securities and Exchange Commission available on the Securities and Exchange Commission’s website www.sec.gov. A discussion of these risks is expressly incorporated by reference into this release. Except as required by law, Exterran expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

EXTERRAN CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended
	June 30, 2018	March 31, 2018	June 30, 2017
Revenues:
Contract operations	$91,487	$96,493	$95,341
Aftermarket services	32,267	26,371	24,244
Product sales	219,717	227,519	198,116
	343,471	350,383	317,701
Costs and expenses:
Cost of sales (excluding depreciation and amortization expense):
Contract operations	32,372	35,385	34,691
Aftermarket services	23,706	18,897	17,278
Product sales	191,762	200,336	178,025
Selling, general and administrative	44,382	44,242	44,564
Depreciation and amortization	30,184	31,029	26,348
Long-lived asset impairment	—	1,804	—
Restatement related charges (recoveries), net	(597)	621	(1,158)
Restructuring and other charges	1,422	—	310
Interest expense	6,883	7,219	12,382
Other (income) expense, net	5,204	1,420	2,731
	335,318	340,953	315,171
Income before income taxes	8,153	9,430	2,530
Provision for (benefit from) income taxes	9,622	5,492	(640)
Income (loss) from continuing operations	(1,469)	3,938	3,170
Income from discontinued operations, net of tax	1,544	1,399	374
Net income	$75	$5,337	$3,544

Basic net income per common share:
Income (loss) from continuing operations per common share	$(0.04)	$0.11	$0.09
Income from discontinued operations per common share	0.04	0.04	0.01
Net income per common share	$—	$0.15	$0.10

Diluted net income per common share:
Income (loss) from continuing operations per common share	$(0.04)	$0.11	$0.09
Income from discontinued operations per common share	0.04	0.04	0.01
Net income per common share	$—	$0.15	$0.10

Weighted average common shares outstanding used in net income per common share:
Basic	35,455	35,301	35,018
Diluted	35,455	35,373	35,094

EXTERRAN CORPORATION
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30, 2018	December 31, 2017
ASSETS

Current assets:
Cash and cash equivalents	$18,192	$49,145
Restricted cash	546	546
Accounts receivable, net	261,914	266,052
Inventory, net	161,208	107,909
Costs and estimated earnings in excess of billings on uncompleted contracts	—	40,695
Contract assets	72,374	—
Other current assets	30,104	38,707
Current assets held for sale	—	15,761
Current assets associated with discontinued operations	15,029	23,751
Total current assets	559,367	542,566
Property, plant and equipment, net	838,055	822,279
Deferred income taxes	12,477	10,550
Intangible and other assets, net	100,958	76,980
Long-term assets held for sale	—	4,732
Long-term assets associated with discontinued operations	2,577	3,700
Total assets	$1,513,434	$1,460,807

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable, trade	$190,613	$148,744
Accrued liabilities	112,512	114,336
Deferred revenue	—	23,902
Billings on uncompleted contracts in excess of costs and estimated earnings	—	89,565
Contract liabilities	105,298	—
Current liabilities associated with discontinued operations	20,705	31,971
Total current liabilities	429,128	408,518
Long-term debt	401,119	368,472
Deferred income taxes	6,206	9,746
Long-term deferred revenue	—	92,485
Long-term contract liabilities	85,062	—
Other long-term liabilities	39,073	20,272
Long-term liabilities associated with discontinued operations	5,895	6,528
Total liabilities	966,483	906,021
Total stockholders’ equity	546,951	554,786
Total liabilities and stockholders’ equity	$1,513,434	$1,460,807

EXTERRAN CORPORATION
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except percentages)

	Three Months Ended
	June 30, 2018	March 31, 2018	June 30, 2017
Revenues:
Contract operations	$91,487	$96,493	$95,341
Aftermarket services	32,267	26,371	24,244
Product sales	219,717	227,519	198,116
	$343,471	$350,383	$317,701

Gross margin:
Contract operations	$59,115	$61,108	$60,650
Aftermarket services	8,561	7,474	6,966
Product sales	27,955	27,183	20,091
Total	$95,631	$95,765	$87,707

Gross margin percentage:
Contract operations	65%	63%	64%
Aftermarket services	27%	28%	29%
Product sales	13%	12%	10%
Total	28%	27%	28%

Selling, general and administrative	$44,382	$44,242	$44,564
% of revenue	13%	13%	14%

EBITDA, as adjusted	$51,210	$50,733	$43,324
% of revenue	15%	14%	14%

Capital expenditures	$45,015	$49,219	$23,626
Less: Proceeds from sale of PP&E	(112)	(2,260)	(3,843)
Net Capital expenditures	$44,903	$46,959	$19,783

	June 30, 2018	March 31, 2018	June 30, 2017
Product Sales Backlog:
Compression equipment	$294,498	$206,252	$248,147
Processing and treating equipment	330,654	199,122	200,940
Production equipment	—	9,481	36,782
Other product sales	9,741	12,041	20,662
Total product sales backlog	$634,893	$426,896	$506,531

EXTERRAN CORPORATION
UNAUDITED NON-GAAP FINANCIAL MEASURES
(In thousands, except per share amounts)

	Three Months Ended
	June 30, 2018	March 31, 2018	June 30, 2017
Non-GAAP Financial Information—Reconciliation of Income before income taxes to Total gross margin:
Income before income taxes	$8,153	$9,430	$2,530
Selling, general and administrative	44,382	44,242	44,564
Depreciation and amortization	30,184	31,029	26,348
Long-lived asset impairment	—	1,804	—
Restatement related charges (recoveries), net	(597)	621	(1,158)
Restructuring and other charges	1,422	—	310
Interest expense	6,883	7,219	12,382
Other (income) expense, net	5,204	1,420	2,731
Total gross margin (1)	$95,631	$95,765	$87,707

Non-GAAP Financial Information—Reconciliation of Net income to EBITDA, as adjusted:
Net income	$75	$5,337	$3,544
Income from discontinued operations, net of tax	(1,544)	(1,399)	(374)
Depreciation and amortization	30,184	31,029	26,348
Long-lived asset impairment	—	1,804	—
Restatement related charges (recoveries), net	(597)	621	(1,158)
Restructuring and other charges	1,422	—	310
Interest expense	6,883	7,219	12,382
Loss on currency exchange rate remeasurement of intercompany balances	3,451	630	1,436
Loss on sale of business	1,714	—	—
Brazilian Tax Regularization Program penalties	—	—	1,476
Provision for (benefit from) income taxes	9,622	5,492	(640)
EBITDA, as adjusted (2)	$51,210	$50,733	$43,324

Non-GAAP Financial Information—Reconciliation of Net income to Adjusted net income (loss) from continuing operations:
Net income	$75	$5,337	$3,544
Income from discontinued operations, net of tax	(1,544)	(1,399)	(374)
Income (loss) from continuing operations	(1,469)	3,938	3,170
Adjustment for items:
Long-lived asset impairment	—	1,804	—
Restatement related charges (recoveries), net	(597)	621	(1,158)
Restructuring and other charges	1,422	—	310
Loss on sale of business	1,714	—	—
Brazilian Tax Regularization Program penalties	—	—	1,476
Brazilian Tax Regularization Program interest expense	—	—	2,351
Tax impact of adjustments (3)	(450)	—	(1,240)
Income tax benefit from Brazilian Tax Regularization Program	—	—	(10,998)
Adjusted net income (loss) from continuing operations (4)	$620	$6,363	$(6,089)

Diluted income (loss) from continuing operations per common share	$(0.04)	$0.11	$0.09
Adjustment for items, after-tax, per diluted common share	0.06	0.07	(0.26)
Diluted adjusted net income (loss) from continuing operations per common share (4) (5)	$0.02	$0.18	$(0.17)

(1) Management evaluates the performance of each of the Company’s segments based on gross margin. Total gross margin, a non-GAAP measure, is included as a supplemental disclosure because it is a primary measure used by our management to evaluate the results of revenue and cost of sales (excluding depreciation and amortization expense), which are key components of our operations. Management believes total gross margin is important supplemental information for investors because it focuses on the current performance of our operations and excludes the impact of the prior historical costs of the assets acquired or constructed that are utilized in those operations, the indirect costs associated with our SG&A activities, the impact of our financing methods, restatement related charges (recoveries), restructuring and other charges and income taxes. In addition, the inclusion of depreciation and amortization expense may not accurately reflect the costs required to maintain and replenish the operational usage of our assets and therefore may not portray the costs from current operating activity.

(2) Management believes EBITDA, as adjusted, is an important measure of operating performance because it allows management, investors and others to evaluate and compare our core operating results from period to period by removing the impact of our capital structure (interest expense from outstanding debt), asset base (depreciation and amortization), our subsidiaries’ capital structure (non-cash gains or losses from foreign currency exchange rate changes on intercompany obligations), tax consequences, impairment charges, restatement related charges (recoveries), restructuring and other charges, expensed acquisition costs and other items. Management uses EBITDA, as adjusted, as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons. In addition, the Company's compensation committee has used EBITDA, as adjusted, in evaluating the performance of the Company and management and in evaluating certain components of executive compensation, including performance-based annual incentive programs.

(3) The tax impacts of adjustments were based on the Company’s statutory tax rates applicable to each item in the appropriate taxing jurisdictions. Using statutory tax rates for presentation of the non-GAAP measures allows a consistent basis for investors to understand financial performance of the Company across historical periods. The overall effective tax rate on adjustments was impacted by the inability to recognize tax benefits from charges in jurisdictions that are in cumulative-loss positions.

(4) Management believes adjusted net income (loss) from continuing operations and diluted adjusted net income (loss) from continuing operations per common share provide useful information to investors because it allows management, investors and others to evaluate and compare our core operating results from period to period by removing the impact of impairment charges, restructuring and other charges, restatement related charges (recoveries), expensed acquisition costs and other items not appropriately reflective of our core business.

(5) Diluted adjusted net income (loss) from continuing operations per common share, was computed using the two-class method to determine the net income (loss) per share for each class of common stock and participating security (certain of our restricted stock and stock settled restricted stock units) according to participation rights in undistributed earnings.